                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



                                 --------------



We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of Long Beach Acceptance Corp., Long Beach Acceptance Auto Receivables Trust 2004-A, Long Beach Acceptance Auto Receivables Trust 2004-A Asset Backed Notes of our report dated February 6, 2003 relating to the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appears as an exhibit in Financial Security Assurance Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


New York, New York
March 15, 2004